Exhibit 99.1

Liberty Global Announces New

$500 Million Stock Repurchase Program

Englewood, Colorado — January 7, 2008: Liberty Global, Inc. (“Liberty Global” or the “Company”) (Nasdaq: LBTYA, LBTYB and LBTYK) today announced the authorization of a new stock repurchase program.  Under the program, Liberty Global may acquire from time to time up to $500 million of its Series A common stock, Series C common stock, or any combination of Series A and Series C common stock.  The amounts authorized under Liberty Global’s previously announced stock repurchase programs have been fully utilized.

The new stock repurchase program may be effected through open market transactions and/or privately negotiated transactions, which may include derivative transactions. The timing of the repurchase of shares pursuant to the program will depend on a variety of factors, including market conditions. The program may be suspended or discontinued at any time.

About Liberty Global, Inc.

Liberty Global is the leading international cable operator offering advanced video, voice and broadband Internet services to connect its customers to the world of entertainment, communications and information. As of September 30, 2007, Liberty Global operated state-of-the-art broadband communications networks that served approximately 16 million customers across 17 countries principally located in Europe, Japan, Chile, and Australia. Liberty Global’s operations also include significant media and programming businesses such as Chellomedia in Europe.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the timing and amount of actual purchases under the Company’s stock repurchase plan. These forward looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general market conditions and the trading price of Liberty Global Series A common stock and Liberty Global Series C common stock, as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission including our most recently filed Form 10-K/A and Form 10-Q. These forward-looking statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

For more information, please visit www.lgi.com or contact:

Christopher Noyes
Investor Relations
303.220.6693

Hanne Wolf
Corporate Communications — Denver
303.220.6678

Bert Holtkamp
Corporate Communications — Europe
+31.20.778.9447